NY REGIONAL RAIL CORPORATION
                                 4302 FIRST AVE.
                               BROOKLYN, NY 11232
                       (718) 788-3690                         FAX (718) 788-4462

                                                         PROMISSORY NOTE 9803

                                     2/20/98

         FOR THE VALUE RECEIVED, the undersigned promises to pay to the order of Hi-TEL GROUP the sum of one hundred thousand ($100,000) United States of America Dollars.

         The Note amount shall be paid to Note Holder in a single payment, including an accrued interest due, of one hundred thousand ($100,000) on or before December 31, 1998. Interest will be Ten percent (10%) per annum.

         In addition, the maker provides to the Note holder, listed above, the IRREVOCABLE right to convert this Note into Common Shares of NEW YORK REGIONAL RAIL CORPORATION, as said Common Shares are available under the provisions of the non-public offering exemption as provided in the U.S. Securities Act of 1933 (and Regulation D thereunder) for as long as this Note, remains open. The conversion rights granted to the Note Holder will be at nine cents per share and will be calculated based on the value of the Note divided nine cents. The conversion rights represented by this Note are exercisable at the option of the Note Holder at any time within the period above specified.

         Upon exercise of Note 9803 conversion to Common shares the maker grants Note Holder an option to acquire a block of 550,000 shares of non restricted Common Stock for fifteen cents ($.15) per share. Said option will be exercisable until June 30, 1999.

         Maker warrants that Common shares provided to Note Holder on conversion of Note or any other Common shares issued to Holder as result of provisions of this Note will be issued with out restrictions.

      To receive a certificate for the Common shares when the Note is converted, the Note will be presented and surrendered to the Corporation, with the accompanying form of subscription duly executed. A conversion subscription form is provided as an attachment to this Note.

        In the event of default, the undersigned agrees to pay all reasonable attorney fees and costs of collection.

New York Regional Rail Corporation
By:____________________
President